As filed with the Securities and Exchange Commission on December 31, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLAINS ALL AMERICAN PIPELINE, L.P.

(Exact name of registrant as specified in its charter)

Delaware	76-0582150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600

Houston, Texas 77002

(713) 646-4100

(Address of principal executive offices, including zip code)

PLAINS ALL AMERICAN 2013 LONG-TERM INCENTIVE PLAN

 (Full title of the plan)

Richard McGee

Executive Vice President

333 Clay Street, Suite 1600

Houston, Texas 77002

(713) 646-4100

 (Name, address and telephone number of agent for service)

copy to:

David P. Oelman

D. Alan Beck, Jr.

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common units, representing limited partner interests	7,000,000 units	$51.17	(2)	$358,190,000	(2)	$46,134.87

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units as may become issuable pursuant to the adjustment provisions of the Plains All American 2013  Long-Term Incentive Plan (the “Plan”).

(2)           Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The price for the 7,000,000 common units being registered hereby is based on a price of $51.17, which is the average of the high and low prices per common unit of Plains All American Pipeline, L.P. as reported by the New York Stock Exchange on December 23, 2013.

EXPLANATORY NOTE

Plains All American Pipeline, L.P. (the “Registrant”) previously filed the following registration statements on Form S-8 with the Securities and Exchange Commission (the “Commission”): (i) on February 14, 2005 registering 6,000,000 common units in connection with the Plains All American 2005 Long-Term Incentive Plan (File No. 333-122806); (ii) on November 17, 1999 registering 1,950,000 common units in connection with the Plains All American GP LLC 1998 Long-Term Incentive Plan (File No. 333-91141); (iii) on December 11, 2001 registering 900,000 additional common units in connection with the Plains All American GP LLC 1998 Long-Term Incentive Plan (File No. 333-74920); and (iv) on March 9, 2007 registering 1,999,618 common units in connection with the Plains All American PPX Successor Long-Term Incentive Plan (File No. 333-141185) (collectively, the “Prior Registrations”).  The Plan is an amendment and restatement of each of the three plans noted in the previous sentence, and on November 19, 2013, the Registrant’s unitholders approved the amendment and restatement of the Plan, along with the addition of 7,000,000 of the Registrant’s common units for issuance in connection with the Plan.

This registration statement is being filed in accordance with General Instruction E to Form S-8 for the purposes of registering the additional 7,000,000 common units of the Registrant under the Plan. The contents of the Prior Registrations are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)                                 The Registrant’s Annual Report on Form 10-K (File No. 001-14569) for the fiscal year ended December 31, 2012.

(b)                                 The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-14569) for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013.

(c)                                  The Registrant’s Current Reports on Form 8-K (File No. 001-14569), filed with the Commission on February 22, 2013, May 29, 2013, August 12, 2013, August 15, 2013, August 20, 2013, August 28, 2013, October 15, 2013, October 24, 2013, October 25, 2013, and November 21, 2013 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

(d)                                 The description of the Registrant’s Common Units, representing limited partner interests, contained in the Registrant’s Form 8-A/A dated November 3, 1998 and any subsequent amendment thereto for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the exhibits listed below in the Exhibit Index is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 31, 2013.

PLAINS ALL AMERICAN PIPELINE, L.P.

By: PAA GP LLC, its general partner

By: Plains AAP, L.P., its sole member

By: Plains All American GP LLC, its general partner

By:	/s/ Greg L. Armstrong
Name: Greg L. Armstrong
Title: Chairman of the Board and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Greg L. Armstrong, Al Swanson and Richard McGee, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Greg L. Armstrong
Greg L. Armstrong	Chairman of the Board and Chief Executive Officer	December 31, 2013
(Principal Executive Officer)

/s/ Al Swanson
Al Swanson	Executive Vice President and Chief Financial Officer	December 31, 2013
(Principal Financial Officer)

/s/ Chris Herbold
Chris Herbold	Vice President—Accounting and Chief Accounting Officer	December 31, 2013
(Principal Accounting Officer)

/s/ Everardo Goyanes
Everardo Goyanes	Director	December 31, 2013

/s/ Gary R. Petersen
Gary R. Petersen	Director	December 31, 2013

/s/ John T. Raymond
John T. Raymond	Director	December 31, 2013

/s/ Robert V. Sinnott
Robert V. Sinnott	Director	December 31, 2013

/s/ Vicky Sutil
Vicky Sutil	Director	December 31, 2013

/s/ J. Taft Symonds
J. Taft Symonds	Director	December 31, 2013

/s/ Christopher M. Temple
Christopher M. Temple	Director	December 31, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1

Certificate of Limited Partnership of Plains All American Pipeline, L.P. (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1/A (File No. 333-64107) filed on November 3, 1998).

4.2	Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 23, 2012).

4.3

Amendment No. 1 dated October 1, 2012 to the Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 2, 2012).

4.4	Plains All American 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement filed on October 3, 2013).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.